Corvis Corporation Reports Financial Results for the Second Quarter

$142.1 Million in Revenue Recognized from Communication Services and Equipment

Targeted Broadwing Markets Show Growth

New Broadwing Government, Media Services and VoIP Initiatives Show Progress

Broadwing Communications and Focal Communications Integration on Track

COLUMBIA, MD (August 5, 2004) – Corvis Corporation (NASDAQ: CORV), a leading provider of intelligent optical networking solutions, today reported revenues of $142.1 million for its second fiscal quarter ended June 30, 2004. Revenues for the second quarter were generated primarily from communications services revenues recorded by its subsidiary, Broadwing Communications LLC, as well as from equipment sales.

“We made progress in our targeted Broadwing growth areas this quarter while our overall services revenue held essentially steady in the turmoil created by larger competitors struggling to maintain market share,” said Dr. David Huber, Corvis chairman and CEO.

“Our ability to minimize losses in commodity areas like domestic and international wholesale voice — and grow in targeted growth areas including data and broadband — shows the soundness of our long-term strategy. The market volatility actually raised the interest in Broadwing’s premier, state-of-the-art network, robust product offering and superior customer service. We are focusing on capitalizing on these opportunities and are succeeding in selling deeper into existing customer accounts, winning new business from larger competitors as well as making progress with our new market initiatives to expand our offering,” Dr. Huber said.

Corvis Corporation Reports Financial Results for the Second Quarter

During the quarter, Broadwing received its first U.S. Government orders generated by its newly formed government sales team and continued to pursue a number of Requests For Proposals.

Ascent Media Group, Inc., a wholly owned subsidiary of Liberty Media Corporation (NYSE: L, LMC.B), recently signed a three-year agreement with Broadwing for media services on Broadwing’s nationwide Media Services Network announced earlier this year.

In addition, the company said that Broadwing’s new Voice over Internet Protocol (VoIP) initiative would soon move into the trial phase with a number of Fortune 500 companies around the country. The company said it is on target to begin a national rollout of its VoIP services later this year.

Quarterly Results

The Broadwing Communications services subsidiary contributed $141.4 million in services revenues in the second quarter, essentially in line with the company’s expectations. Broadwing’s data and broadband revenues, targeted areas of growth, were up [in aggregate] 3% sequentially from the first quarter 2004 and represented 67% of the company’s quarterly services revenue.

The remaining $0.7 million of total reported revenue was generated from the company’s communications equipment and equipment services delivered to Qwest Communications and the U.S. Government.

Reported net loss for the quarter was ($38.1) million, or ($0.08) loss per share, for the current quarter as compared with a reported net loss of ($45.8) million, or ($0.11) loss per share, for the second quarter of 2003. This quarter’s results included charges of $0.2 million related to the restructuring of the company’s equipment division and $3.5 million related to network integration costs associated with the acquisition of Focal Communications.

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Corvis Corporation Reports Financial Results for the Second Quarter

“As we navigate through this challenging market, we continue to focus on the key elements of our long-term business plan including cost containment, margin improvement, and financial stability. We’ve shown significant progress for each of these elements in the twelve months since we closed the Broadwing acquisition last June,” said Lynn Anderson, Corvis chief financial officer. ”Our integration of Focal Communications is on track and we continue to demonstrate our commitment to move the business to profitability.”

The company said it has received all necessary approvals required for the final closing of the Focal acquisition and expects to close the acquisition on or about September 1, 2004.

Financial Position

Cash, cash equivalents and investments were $451.9 million at June 30, 2004. This compares to $497.1 million at March 31, 2004, which included proceeds of $225.0 million resulting from the company’s private placement of convertible notes and warrants.

Quarterly and Year-To-Date Highlights

July 26, 2004 - Ascent Media Network Services Selects Broadwing Communications for Real-Time Video and File Transfers

Ascent Media Takes its Place as Broadwing’s First Customer Using DTM Technology

http://www.corvis.com/displayRelease/0,1416,379,00.html

July 23, 2004 - Broadwing Communications Wins 2004 Product Line Strategy Leadership Award from Frost & Sullivan

Awarded for “Customer Insight” Leading to Expanded “Connect Family of Services” for Enterprises and Service Providers

http://www.corvis.com/displayRelease/0,1416,378,00.html

July 22, 2004 –National Healthcare Provider Selects Broadwing Communications

Mayo Foundation signs an agreement with Broadwing for private line services utilizing Broadwing’s nationwide, all-optical network to connect clinic locations in Rochester, Minnesota; Jacksonville, Florida; and Scottsdale, Arizona.

http://www.corvis.com/displayRelease/0,1416,377,00.html

June 16, 2004-AirTran Airways Soars with Broadwing Communications

Award-Winning Backbone Enables On-Line Reservations and Check-In for Airline

http://www.corvis.com/displayRelease/0,1416,375,00.html

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Corvis Corporation Reports Financial Results for the Second Quarter

June 8, 2004-Cozen O’Connor Joins Leading Law Firms in Selection of Broadwing for Unique Private Line Solution

Cozen O’Connor Connects Domestic Locations with Broadwing All-Optical Network

http://www.corvis.com/displayRelease/0,1416,372,00.html

April 14, 2004 - Broadwing Launches Media Services Network

All-Optical Network Enables “Contribution-Quality” Video for Broadcast Television and

Media Producer Markets. Announces Construction of New Television Operations Center in Maryland and First Customer-HTN Communications.

http://www.corvis.com/displayRelease/0,1416,368,00.html

March 22, 2004 - Broadwing Selected as Primary Provider for GENEX Services, Inc.

Leading Managed Care Services Provider Renews Contract, Adds Data And Voice Products in Multi-Year, Multi-Million Dollar Deal.

http://www.corvis.com/displayRelease/0,1416,367,00.html

March 18, 2004 - Blue Cross and Blue Shield Association Expands Services Offered Under Broadwing Contract

New Voice and Data Products including Business Continuity, Disaster Recovery and MultiConnect Express Offered to 41 Member Plans.

http://www.corvis.com/displayRelease/0,1416,367,00.html

March 8, 2004 - Corvis Corporation to Acquire Focal Communications

Expands Market Opportunities and Revenue Stream for Broadwing Communications While Accelerating Broadwing’s Access Forward Cost Initiative, Nationwide CLEC Offers Complementary Footprint in Major Metro Areas, Broadwing’s All-Optical Network to Lower Focal’s Long Haul Transport Costs, Deal Expected to Close Later This Summer.

http://www.corvis.com/displayRelease/0,1416,365,00.html

March 2, 2004 - Western Gas Resources Selects Broadwing for Frame Relay Services

Fortune 1000 Company Uses Broadwing Network to Connect Field Service Sites in Remote Areas of Rocky Mountains, Mid-Continent and West Texas Regions of the United States.

http://www.corvis.com/displayRelease/0,1416,364,00.html

February 24, 2004 - Broadwing and Shaw Communications Expand Services and Market Footprint Across North America

Strategic Agreement Provides for Broadwing to Supply Network Services to Big Pipe in the United States and for Big Pipe to Supply Broadwing with Network Services Throughout Canada.

http://www.corvis.com/displayRelease/0,1416,363,00.html

February 23, 2004 - Corvis Closes its Private Placement of up to $300 Million of Senior Unsecured Convertible Notes

Strengthens Already Strong Balance Sheet That Demonstrates Staying Power for Largest Customers, Funds Help Support Rollout Plans for New Service and Product Initiatives, Possible Strategic Acquisitions.

http://www.corvis.com/displayRelease/0,1416,362,00.html

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Corvis Corporation Reports Financial Results for the Second Quarter

February 18, 2004 - Illinois Tool Works Renews Contract with Broadwing

Fortune 500 Company Selects Broadwing as One of its Preferred Carriers for Private Line Frame Relay, Dedicated Internet Access and Voice.

http://www.corvis.com/displayRelease/0,1416,361,00.html

February 17, 2004 - Mark Pugerude to Lead Broadwing VoIP Introduction

Comprehensive Product Offering To Include Personal Web Portals, Unified Messaging and Voice VPNs for Enterprise and Mid-Market Customers.

http://www.corvis.com/displayRelease/0,1416,360,00.html

Webcast Information

In conjunction with this announcement, Corvis will host a conference call to review its second quarter financial results and other operational developments, today, August 5 at 5:00 PM ET. The live broadcast of the conference will be available via Corvis’ website, www.corvis.com. An archived audio of the conference call will be available for future reference through the Corvis website at www.corvis.com.

About Corvis

Corvis Corporation and its consolidated subsidiary, Broadwing Communications, LLC, deliver innovative optical networking solutions that deliver voice, video and data solutions rapidly, flexibly and at what we believe to be the lowest total cost in the industry. Broadwing Communications is an innovative provider of data, voice and video solutions to enterprise, strategic service provider, mid-market and government customers. Enabled by its one-of-a-kind, all-optical network and award-winning IP backbone, Broadwing offers a full suite of the highest quality communications products and services, with unparalleled customer focus and speed.

Corvis provides service providers and government agencies with scalable optical networking equipment that dramatically reduces the overall expenses associated with building and operating networks.

Corvis and its logo are the property of Corvis Corporation. Broadwing and its logo are the property of Broadwing Communications, LLC. All other trademarks are the property of their respective owners.

Investor Note Regarding Forward-Looking Statements

Statements in this press release regarding Corvis Corporation that are not statements of historical fact may include forward-looking statements, and statements regarding Corvis Corporation’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Corvis Corporation’s actual results could differ materially from these statements.

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CORVIS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

Unaudited

	Quarter Ended
	June 30, 2004	June 30, 2003
Revenues:
Communications services	$141,405	$26,697
Communications equipment	725	320

Total	142,130	27,017

Operating expenses:
Cost of sales:
Communications services	97,147	18,035
Communications equipment	242	3,428

Total	97,389	21,463

Research and development	3,852	12,124
Selling, general and administrative	61,241	20,626
Depreciation	5,974	6,490
Amortization	1,040	1,976
Equity-based expense	2,667	5,351
Restructuring and other charges	194	7,797

Operating loss	(30,227)	(48,810)

Other income and expense, net	(7,852)	2,999

Minority interest	—	19

Net loss	$(38,079)	$(45,792)

Net loss per share	$(0.08)	$(0.11)

Weighted average shares outstanding	486,317	403,337

CORVIS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

Unaudited

	Quarter Ended
	June 30, 2004	March 31, 2004
Revenues:
Communications services	$141,405	$141,679
Communications equipment	725	5,108

Total	142,130	146,787

Operating expenses:
Cost of sales:
Communications services	97,147	97,750
Communications equipment	242	957
Restructuring	—	193

Total	97,389	98,900

Research and development	3,852	5,587
Selling, general and administrative	61,241	56,993
Depreciation	5,974	9,086
Amortization	1,040	1,040
Equity-based expense	2,667	4,391
Restructuring and other charges	194	194

Operating loss	(30,227)	(29,404)

Other income and expense, net	(7,852)	(4,511)

Net loss	$(38,079)	$(33,915)

Net loss per share	$(0.08)	$(0.07)

Weighted average shares outstanding	486,317	484,162

CORVIS CORPORATION

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

Quarter Ended June 30, 2004

(In thousands)

Unaudited

For Discussion Purposes Only

	Communications Equipment	Communications Services	Total
Revenues:
Communications services	$—	$141,405	$141,405
Communication equipment	725	—	725

Total	725	141,405	142,130

Operating expenses:

Cost of sales:
Communications services	—	97,147	97,147
Communications equipment	242	—	242

Total	242	97,147	97,389

Research and development	3,852	—	3,852
Selling, general and administrative	7,215	54,026	61,241
Depreciation	1,426	4,548	5,974
Amortization	—	1,040	1,040
Equity-based expense	2,667	—	2,667
Restructuring and other charges	194	—	194

Operating loss	(14,871)	(15,356)	(30,227)

Other income and expense, net	(7,830)	(22)	(7,852)

Net loss	$(22,701)	$(15,378)	$(38,079)

CORVIS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2004 (Unaudited)	March 31, 2004 (Unaudited)
Assets
Current assets:
Cash and cash equivalents	$393,032	$447,803
Short-term investments	33,755	32,469
Trade accounts receivable, net	50,923	53,437
Inventory, net	701	497
Other current assets	25,814	22,135

Total current assets	504,225	556,341

Restricted cash, non-current	8,998	8,520
Long-term investments	25,085	16,823
Property and equipment, net	137,049	110,689
Intangible assets, net	22,803	23,843
Other non-current assets	8,793	8,890

Total assets	$706,953	$725,106

Liabilities and stockholders’ equity
Current liabilities:
Notes payable and capital lease obligations, current portion	$109,806	$75,659
Accounts payable	31,021	23,222
Accrued expenses and other liabilities	61,522	58,785
Deferred revenue, current portion	12,558	12,947
Accrued restructuring and other charges	4,288	4,687

Total current liabilities	219,195	175,300

Notes payable and capital lease obligations, net of current portion	93,414	121,645
Deferred revenue, net of current portion	16,875	17,279
Other long-term liabilities	5,685	5,851

Total liabilities	335,169	320,075

Common stock*	4,996	4,971
Additional paid-in capital	2,969,727	2,964,610
Treasury stock, 12,281,800 shares at an average cost of $0.77 per share	(9,512)	(9,512)
Accumulated other comprehensive income (loss)	(275)	35
Accumulated deficit	(2,593,152)	(2,555,073)

Total stockholders’ equity	371,784	405,031

Total liabilities and stockholders’ equity	$706,953	$725,106

*	$0.01 per share par value; 1,900,000,000 authorized shares; 500,168,896 shares issued and 487,887,096 shares outstanding as of 6/30/04; 497,581,883 shares issued and 485,300,083 shares outstanding as of 3/31/04.

OTHER FINANCIAL INFORMATION

(In thousands)

	Three Months Ended
	June 30, 2004	June 30, 2003
Capital expenditures	$31,484	$98

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Corvis Contact:

Andrew G. Backman
Vice President
Investor and Public Relations
(443) 259-4259
Fax: (443) 259-4427
investorinformation@corvis.com